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                                 SURMODICS, INC.
                            NONQUALIFIED STOCK OPTION

     THIS AGREEMENT, made this ________ day of _________________, 19____ by and between SurModics, Inc., a Minnesota corporation (the "Company"), and ,(the "Optionee");

                              W I T N E S S E T H:

     WHEREAS, on or before on the date hereof, the Company's Board of Directors authorized the grant of this option to the Optionee;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Optionee hereby agree as follows:

     1. GRANT OF OPTION. The Company hereby grants to the Optionee, on the date of this Agreement, the option to purchase _____________ shares of voting common stock of the Company (the "Option Stock") subject to the terms and conditions herein contained, and subject only to adjustment in such number of shares as provided in Paragraph 7 hereof.

     2. OPTION PRICE. During the term of this option, the purchase price for the shares of Option Stock granted herein is __________ per share, subject only to adjustment of such price as provided in Paragraph 7 hereof.

     3. TERM OF OPTION. The term during which this option may be exercised expires ten (10) years after the date of this Agreement. This option shall be exercisable during the term of this Agreement only with respect to the following percentages of the Option Stock: (i) during the first year of the term, 20% of the Option Stock; (ii) during the second year of the term, 40% of the Option Stock; (iii) during the third year of the term, 60% of the Option Stock; (iv) during the fourth year of the term, 80% of the Option Stock; and (v) during the fifth through the tenth year of the term, 100% of the Option Stock. If this option terminates for any reason, all unexercised options (including those not yet exercisable) shall lapse.

     4. PERSONAL EXERCISE BY OPTIONEE. This option shall, during the lifetime of the Optionee, be exercisable only by said Optionee and shall not be transferable by the Optionee, in whole or in part, other than by will or by the laws of descent and distribution.

     5. MANNER OF EXERCISE OF OPTION. This option is to be exercised by the Optionee (or by the Optionee's successor or successors) by giving written notice to the Company of an election to exercise such option. Such notice shall specify the number of

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shares to be purchased hereunder and shall be delivered to the Company at its principal place of business. An option shall be considered exercised at the time the Company receives such notice. Upon receipt of such notice and subject to the provisions of Paragraph 8 below, the Company shall, within a reasonable time, and upon payment of the full purchase price for the shares to be purchased, deliver to the Optionee certificates for the shares so purchased. Payment for shares of Option Stock may be made in the form of cash or certified check. All requisite original issue or transfer documentary stamp taxes shall be paid by the Company.

     6. RIGHTS AS A SHAREHOLDER. The Optionee or a transferee of this option shall have no rights as a shareholder with respect to any shares covered by this option until the date of the issuance of a stock certificate for the Option Stock. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Paragraph 7 of this Agreement.

     7. ADJUSTMENT. In the event of an increase or decrease in the number of shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company, the number of shares of Common Stock covered by each outstanding option and the price per share thereof shall be equitably adjusted by the Board of Directors to reflect such change. Additional shares which may be credited pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

     Unless otherwise provided in the option agreement, in the event of the sale by the Company of substantially all of its assets and the consequent discontinuance of its business or in the event of a merger, exchange, consolidation or liquidation of the Company, the Board of Directors may in connection with the Board's adoption of the plan for sale, merger, exchange, consolidation or liquidation, provide for the complete termination of this Agreement and cancellation of outstanding options not exercised prior to a date (prior to the effectiveness of such sale, merger, exchange, consolidation or liquidation) specified by the Board or for the continuance of this Agreement only with respect to the exercise of options which are exercisable as of the date of adoption by the Board of such plan for sale, merger, exchange, consolidation or liquidation; provided, however, that if Optionee holds options exercisable as of the date of the Board's adoption of the plan for sale, merger, exchange, consolidation or liquidation, he shall be given either (i) a reasonable time within which to exercise such exercisable portions of his Option prior to the effectiveness of such sale, merger, exchange, consolidation or liquidation, or (ii) the right to exercise his Options as to an equivalent number of shares of stock of the corporation succeeding the Company

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by reason of such sale, merger, exchange, consolidation or liquidation.  The grant of this option shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

     8. INVESTMENT PURPOSE. The Company may require as a condition to the grant and exercise of this option that any stock acquired pursuant to this option be acquired for only investment if, in the opinion of counsel for the Company, such is required or deemed advisable under securities laws or any other applicable law, regulation or rule of any government or governmental agency. In this regard, if requested by the Company, the Optionee, prior to the acquisition of any shares pursuant to this option, shall execute an investment letter to the effect that the Optionee is acquiring shares pursuant to this option for investment purposes only and not with the intention of making any distribution of such share.

     9. RIGHT OF FIRST REFUSAL. Optionee shall not sell, assign, give, or otherwise transfer or dispose of any of his shares of stock of the Company acquired pursuant to this Agreement without first giving written notice to the Company of his intention to sell or make disposition thereof, which notice shall state the shares proposed to be disposed of, the amount of any consideration offered, and the name of the prospective purchaser or assignee. The Company, or such one or more of its shareholders as the Company may designate, shall have, for a period of ninety (90) days after receipt of such notice, an option to purchase all, but not part, of the shares of the stock specified in such notice on the same terms and conditions set out in the notice. If the Company shall fail, during the specified option period, to exercise the option, Optionee may, at any time within sixty (60) days after the expiration of the option period, sell or otherwise deal with or dispose of such stock in the manner and on the terms set forth in the notice provided above. If such sale or disposition is not made within such sixty (60) day period, Optionee must again comply with all provisions of this paragraph.

     10. MISCELLANEOUS. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and the Optionee and any successor or successors of the Optionee permitted by Paragraph 4 above. Optionee hereby agrees to personally bear whatever income tax consequences may arise from the issuance of or exercise of this Option.

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     IN WITNESS WHEREOF, the Company and the Optionee have executed this
Agreement in the manner appropriate to each, as of the day and year first above written.


                              SURMODICS, INC.




                              By
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                                 Its
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